                                 Exhibit 11.1

                           INNOVASIVE DEVICES, INC.

         Statement Regarding Computation of Net Loss Per Common Share

                                                             Three months ended                      Nine months ended
                                                                 September 30,                          September 30,
                                                    ------------------------------------      -------------------------------------
                                                           1997               1996                1997                 1996
                                                           ----               ----                ----                 ----
                                                                 (unaudited)                            (unaudited)

Net loss                                               $(1,645,000)         $(1,019,000)        $(17,145,000)         $(3,133,000)
                                                    ===============      ===============      ===============      ===============

Weighted average common shares
  outstanding:

     a. Shares attributable to common
             stock outstanding                           9,154,202            7,260,408            7,914,285            4,127,967

     b. Shares attributable to mandatorily
             convertible preferred stock                                                                                2,029,499

     c. Shares attributable to common
             stock options pursuant to APB 15
             and SAB 83                                                                                                    42,146

                                                    ---------------      ---------------      ---------------      ---------------
Weighted average common shares
  outstanding                                            9,154,202            7,260,408            7,914,285            6,199,612
                                                    ===============      ===============      ===============      ===============


Net loss per share                                          $(0.18)              $(0.14)              $(2.17)          $    (0.51)
                                                    ===============      ===============      ===============      ===============
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